SUBSIDIARIES OF LABOR READY, INC.
EXHIBIT 21
COMPANY NAME		Incorporated in State/Country of
Labor Ready, Inc.		Washington
Labor Ready Northwest, Inc.		Washington
Labor Ready Southwest, Inc.		Washington
Labor Ready Central, Inc.		Washington
Labor Ready Central II, LLC		Washington
Labor Ready Central III, LP		Washington
Labor Ready Midwest, Inc.		Washington
Labor Ready Mid-Atlantic, Inc.		Washington
Labor Ready Northeast, Inc.		Washington
Labor Ready Southeast, Inc.		Washington
Labor Ready Southeast II, Inc.		Washington
Labor Ready Southeast III, LP		Washington
Labour Ready Temporary Services, Ltd.		Canada
Labour Ready Temporary Services UK, Ltd.		United Kingdom
Labor Ready Assurance Co.		Cayman Island
Labor Ready Puerto Rico, Inc.		Puerto Rico
Labor Ready GP Co., Inc.		Washington
Labor Ready Properties, Inc.		Nevada
Labor Ready Holdings, Inc.		Nevada
Worker's Assurance of Hawaii, Inc.		Hawaii
Labor Ready Funding		Delaware
Labor Ready Asset Acquisition Sub., Inc.		Nevada	New Corporation in 2004.
Labour Ready Temporary Services Ireland, Ltd.		Ireland	This Corporation is currently an inactive corporation.

Labor Ready Mid-Atlantic II, Inc.	Dissolved 12/31/2003	22-3606726
Labor Ready Mid-Atlantic III, LP	Dissolved 12/31/2003	22-3620474